Exhibit 99.1
Wheels Up Reports Third Quarter Results
Improvement in financial performance driven by operating initiatives over past year

Fleet modernization plan represents next phase of strategic journey to profitability

New credit facility expected to strengthen balance sheet; credit support from Delta Air Lines underscores commitment to strategic partnership

ATLANTA – November 7, 2024 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter, which ended September 30, 2024.
Third Quarter 2024 Highlights1
•Revenue was $194 million, stabilizing at levels consistent with the first and second quarters of 2024, though down year over year due primarily to the sale of non-core businesses and focus on profitable flying

•Adjusted Contribution Margin was 14.8%, the highest as a public company, and an increase of 380 basis points year over year and 700 basis points sequentially

•Net loss was $58 million for the quarter, an improvement of $87 million year over year and $39 million sequentially

•Adjusted EBITDA loss was $20 million, an improvement of $17 million sequentially and slightly worse year over year on lower revenues

•Net cash used in operating activities improved to an outflow of $15 million, a 94% improvement versus $250 million last year

“After seven consecutive quarters of revenue contraction leading into 2024, the intentional improvements we have made to our business over the last year have stabilized our top line, expanded margins to record levels, and positioned us for growth,” said George Mattson, Chief Executive Officer. “We expect our next phase of financial and operational improvement to be driven by the positive impact of our fleet transition, both immediately and over the next several years.”

“This quarter’s Adjusted Contribution Margin was the highest in our history as a public company,” said Eric Cabezas, Interim Chief Financial Officer. “We have made significant progress in reducing our operating cash burn and expect to achieve positive Adjusted EBITDA for the full year 2025, positioning the company for future profitability and long-term success. We expect the closing of our new revolving credit facility will enhance our access to capital and bolster our liquidity position, allowing us to expedite the modernization of our fleet and scale our business.”

Recent Initiatives
•Detailed a fleet modernization strategy for the replacement of the Company’s existing jet fleet across four aircraft types with two of the most preferred and successful aircraft in the industry: Embraer’s Phenom 300 series and Bombardier’s Challenger 300 series platforms.
1 For sequential change information, see “Financial and Operating Highlights,” the condensed consolidated statements of operations for the three and six months ended June 30, 2024 and 2023, the condensed consolidated statements of cash flows for the six months ended June 30, 2024 and 2023, and “Reconciliations of non-GAAP financial measures” relating to such periods included in this press release.

•Announced plans to acquire the GrandView Aviation fleet of 17 Phenom 300 and 300E aircraft, which is expected to establish Wheels Up as the largest on-demand charter operator of Phenom 300 series aircraft in the world.

•Agreed to sell all 13 owned Citation X aircraft, and expect to lease a portion of the sold aircraft and amend existing Citation X leases to provide lease flexibility that will ease the transition to the Challenger 300 series aircraft.

•Secured up to $332 million commitment from Bank of America for new senior secured revolving credit facility. Credit support from Delta Air Lines expected to provide enhanced access to capital and on more attractive terms than the Company’s existing aircraft facility.

•Anticipated funding under the new facility will be used to acquire the GrandView Aviation fleet, refinance existing aircraft debt, and provide a funding source for future aircraft acquisition as part of the Company’s fleet modernization strategy. Additionally, in combination with proceeds from aircraft sales under contract, the refinancing is expected to add up to $115 million of cash to the balance sheet.

•Signed a letter of intent to equip anticipated Phenom and Challenger aircraft with Gogo’s best-in-class Galileo HDX satellite-based WiFi, delivering high bandwidth, low latency, and universal coverage capable of live streaming and voice telephony.

Financial and Operating Highlights(1)

As of September 30,
2024	2023	% Change
Active Members	6,699	10,775	(38)%

Three Months Ended September 30,
(In thousands, except Active Users, Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg and percentages)	2024	2023	% Change
Active Users	8,215	12,549	(35)%

On-Time Performance (D-60)	82%	86%	n/m

Completion Rate	98%	98%	n/m

Live Flight Legs	12,776	16,581	(23)%

Private Jet Gross Bookings	$204,289	$255,415	(20)%

Total Gross Bookings	$255,102	$303,407	(16)%

Private Jet Gross Bookings per Live Flight Leg	$15,990	$15,404	4%

Revenue	$193,903	$320,063	(39)%
Gross profit	$14,560	$4,717	209%
Adjusted Contribution	$28,758	$35,243	(18)%
Adjusted Contribution Margin	14.8%	11.0%	4	pp
Net loss	$(57,731)	$(144,813)	60%
Adjusted EBITDA	$(19,982)	$(18,529)	(8)%
Net cash used in operating activities	$(15,031)	$(249,824)	94%

Nine Months Ended September 30,
(In thousands)	2024	2023	% Change
Revenue	$587,289	$1,006,937	(42)%
Gross profit (loss)	$(12,992)	$(19,671)	34%
Adjusted Contribution	$46,071	$59,688	(23)%
Adjusted Contribution Margin	7.8%	5.9%	2	pp
Net loss	$(252,097)	$(406,272)	38%
Adjusted EBITDA	$(106,566)	$(107,747)	1%
Net cash used in operating activities	$(115,814)	$(661,494)	82%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics, “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
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For the third quarter:
•Active Members decreased 38% year-over-year to 6,699, primarily as a result of the regionalization of our member programs and focus on profitable flying, as well as streamlining our membership offering.
•Active Users decreased 35% year-over-year to 8,215, primarily related to the decline in Active Members.
•Revenue decreased 39% year-over-year, primarily driven by exiting the aircraft management and aircraft sale businesses, as well as reduced Flight revenue, primarily due to our focus on more profitable flying.
•Net loss improved by $87.1 million year-over-year to $57.7 million, as the third quarter of 2023 included a $56.2 million non-cash goodwill impairment charge with no equivalent charge in the third quarter of 2024.
•Adjusted EBITDA loss slightly increased by $1.5 million year-over-year to $20.0 million, reflecting the absence of $5.9 million of software licensing revenue recognized in the third quarter of 2023 with no current year equivalent, partially offset by our operational efficiency and other spend reduction efforts.

Three Months Ended
(In thousands, except percentages)(1)	September 30, 2024	June 30, 2024	% Change
Revenue	$193,903	$196,285	(1)%
Gross profit (loss)	$14,560	$(10,998)	232%
Adjusted Contribution	$28,758	$15,298	88%
Adjusted Contribution Margin	14.8%	7.8%	7	pp
Net loss	$(57,731)	$(96,973)	40%
Adjusted EBITDA	$(19,982)	$(37,355)	47%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics, “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
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About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.
Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business and results of operations, including the timing and magnitude of such expected actions and any associated expenses in relation to liquidity levels and working capital needs; (ii) Wheels Up’s fleet modernization strategy and its ability to execute such strategy, as well as the expected operational and financial impacts to Wheels Up from implementing such strategy on the timeline that it currently anticipates; (iii) the degree of market acceptance and adoption of Wheels Up’s products and services, including the changes to our member programs and charter offerings announced in June 2024 and any additional new or revised products introduced by Wheels Up; (iv) the size, demands, competition in and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve and compete in those markets; (v) Wheels Up’s liquidity, future cash flows and certain restrictions related to its indebtedness obligations, and its ability to perform under its contractual and indebtedness obligations; (vi) Wheels Up’s ability to achieve positive Adjusted EBITDA (as defined herein) in the future pursuant to the most recent schedule that it has announced; (vii) Wheels Up’s ability to consummate the closing of pending acquisitions and sales of aircraft and assets on the schedule that it currently anticipates or at all, and the expected benefits or impacts to Wheels Up from such pending transactions and the operation of any aircraft or assets following the closing of such transactions; (viii) Wheels Up’s ability to consummate the initial closing of any new financing on the terms and timeline that it currently anticipates, and the expected benefits or impacts to Wheels Up from such financing, including the expected terms of such financing, the ability to use net proceeds from such financing to consummate any pending aircraft and asset acquisitions, the refinancing of Wheels Up’s existing equipment notes, the potential receipt and expected use of any remaining net proceeds from the initial closing under such financing (including the potential future acquisition of aircraft using such net proceeds, assumptions about the consummation of aircraft sales currently under contract and other factors that may impact the amount of remaining net proceeds from such initial closing) and the ability of the Company to reborrow under such financing in the future; and (ix) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to revenue or any component thereof, net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$115,909	$263,909
Accounts receivable, net	32,029	38,237
Parts and supplies inventories, net	22,539	20,400
Aircraft held for sale	50,652	30,496
Prepaid expenses	29,490	55,715
Other current assets	20,691	25,277
Total current assets	271,310	434,034
Property and equipment, net	266,534	337,714
Operating lease right-of-use assets	54,588	68,910
Goodwill	222,482	218,208
Intangible assets, net	102,663	117,766
Other non-current assets	125,560	139,428
Total assets	$1,043,137	$1,316,060

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$30,048	$23,998
Accounts payable	34,997	32,973
Accrued expenses	94,369	102,475
Deferred revenue, current	711,097	723,246
Other current liabilities	17,898	24,810
Total current liabilities	888,409	907,502
Long-term debt, net	209,586	235,074
Operating lease liabilities, non-current	47,816	54,956
Other non-current liabilities	11,505	18,655
Total liabilities	1,157,316	1,216,187

Mezzanine equity:
Contingent performance awards	3,487	2,476
Total mezzanine equity	3,487	2,476

Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 698,251,115 and 697,131,838 shares issued and 697,811,664 and 696,856,131 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	70	70
Additional paid-in capital	1,911,362	1,879,009
Accumulated deficit	(2,015,357)	(1,763,260)
Accumulated other comprehensive loss	(5,537)	(10,704)
Treasury stock, at cost, 439,451 and 275,707 shares, respectively	(8,204)	(7,718)
Total Wheels Up Experience Inc. stockholders’ equity	(117,666)	97,397
Non-controlling interests	—	—
Total equity	(117,666)	97,397
Total liabilities and equity	$1,043,137	$1,316,060

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$193,903	$320,063	$587,289	$1,006,937

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	166,859	299,887	556,809	981,581
Technology and development	9,594	19,962	31,204	50,265
Sales and marketing	20,029	22,548	62,946	71,500
General and administrative	27,058	42,853	99,244	122,334
Depreciation and amortization	12,484	15,459	43,472	45,027
(Gain) loss on sale of aircraft held for sale	(190)	(7,841)	(2,680)	(11,328)
Impairment of goodwill	—	56,200	—	126,200
Total costs and expenses	235,834	449,068	790,995	1,385,579

Loss from operations	(41,931)	(129,005)	(203,706)	(378,642)

Other income (expense)
Gain (loss) on divestiture	—	(2,991)	3,403	(2,991)
Gain (loss) on disposal of assets, net	70	—	(1,757)	(1,538)
Loss on extinguishment of debt	(289)	(1,936)	(2,800)	(2,806)
Change in fair value of warrant liability	107	(61)	9	685
Interest income	907	404	1,248	6,090
Interest expense	(16,041)	(11,258)	(47,263)	(27,035)
Other income (expense), net	(149)	613	(499)	716
Total other income (expense)	(15,395)	(15,229)	(47,659)	(26,879)

Loss before income taxes	(57,326)	(144,234)	(251,365)	(405,521)

Income tax benefit (expense)	(405)	(579)	(732)	(751)

Net loss	(57,731)	(144,813)	(252,097)	(406,272)
Less: Net loss attributable to non-controlling interests	—	—	—	—
Net loss attributable to Wheels Up Experience Inc.	$(57,731)	$(144,813)	$(252,097)	$(406,272)

Net loss per share of Common Stock
Basic and diluted	$(0.08)	$(3.51)	$(0.36)	$(13.22)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	697,721,699	41,261,003	697,575,821	30,737,324

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$196,285	$335,062	$393,386	$686,874

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	191,690	327,903	389,950	681,694
Technology and development	10,529	14,430	21,610	30,303
Sales and marketing	21,480	23,149	42,917	48,952
General and administrative	35,949	40,065	72,186	79,481
Depreciation and amortization	15,593	15,123	30,988	29,568
(Gain) loss on sale of aircraft held for sale	234	(2,621)	(2,490)	(3,487)
Impairment of goodwill	—	70,000	—	70,000
Total costs and expenses	275,475	488,049	555,161	936,511

Loss from operations	(79,190)	(152,987)	(161,775)	(249,637)

Other income (expense)
Gain (loss) on disposal of assets, net	136	(1,538)	1,576	(1,538)
Loss on extinguishment of debt	(805)	(870)	(2,511)	(870)
Change in fair value of warrant liability	(70)	621	(98)	746
Interest income	285	1,865	341	5,686
Interest expense	(16,667)	(7,658)	(31,222)	(15,777)
Other income (expense), net	(221)	(42)	(350)	103
Total other income (expense)	(17,342)	(7,622)	(32,264)	(11,650)

Loss before income taxes	(96,532)	(160,609)	(194,039)	(261,287)

Income tax benefit (expense)	(441)	16	(327)	(172)

Net loss	(96,973)	(160,593)	(194,366)	(261,459)
Less: Net loss attributable to non-controlling interests	—	—	—	—
Net loss attributable to Wheels Up Experience Inc.	$(96,973)	$(160,593)	$(194,366)	$(261,459)

Net loss per share of Common Stock
Basic and diluted	$(0.14)	$(6.28)	$(0.28)	$(10.27)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	697,458,966	25,570,200	697,403,388	25,446,199

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(252,097)	$(406,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,472	45,027
Equity-based compensation	33,364	21,650
Payment in kind interest	31,259	972
Amortization (accretion) of deferred financing costs and debt discount	(1,022)	2,390
Gain on sale of aircraft held for sale	(2,680)	(11,328)
Loss on extinguishment of debt	2,800	2,806
Impairment of goodwill	—	126,200
Other	(650)	207
Changes in assets and liabilities:
Accounts receivable	4,867	22,513
Parts and supplies inventories	1,453	5,074
Prepaid expenses	24,640	(8,589)
Other non-current assets	17,910	(36,988)
Accounts payable	1,913	(15,177)
Accrued expenses	(8,562)	(36,293)
Deferred revenue	(12,813)	(378,949)
Other assets and liabilities	332	5,263
Net cash used in operating activities	(115,814)	(661,494)

Cash flows from investing activities
Purchases of property and equipment	(14,716)	(12,312)
Purchases of aircraft held for sale	(2,313)	(2,311)
Proceeds from sale of aircraft held for sale, net	47,631	53,911
Proceeds from sale of divested business, net	6,803	13,200
Capitalized software development costs	(11,452)	(16,041)
Other	105	172
Net cash provided by investing activities	26,058	36,619

Cash flows from financing activities
Purchase shares for treasury	(486)	—
Purchase of fractional shares	—	(3)
Proceeds from notes payable	—	70,000
Repayment of notes payable	—	(70,000)
Proceeds from long-term debt, net	—	343,000
Payment of debt issuance costs in connection with debt	—	(19,630)
Repayments of long-term debt	(52,475)	(40,196)
Net cash provided by (used in) financing activities	(52,961)	283,171

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,274)	(4,287)

Net decrease in cash, cash equivalents and restricted cash	(143,991)	(345,991)
Cash, cash equivalents and restricted cash, beginning of period	292,825	620,153
Cash, cash equivalents and restricted cash, end of period	$148,834	$274,162

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(194,366)	$(261,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,988	29,568
Equity-based compensation	25,479	18,142
Payment in kind interest	20,501	—
Amortization (accretion) of deferred financing costs and debt discount	(1,328)	1,124
Change in fair value of warrant liability	98	(746)
Gain on sale of aircraft held for sale	(5,208)	(3,487)
Loss on extinguishment of debt	2,511	870
Impairment of goodwill	—	70,000
Other	4,653	1,519
Changes in assets and liabilities:
Accounts receivable	1,502	27,698
Parts and supplies inventories	2,635	5,637
Aircraft inventory	1,673	(2,008)
Prepaid expenses	20,204	(14,499)
Other non-current assets	17,473	(16,420)
Accounts payable	9,287	9,166
Accrued expenses	(14,232)	(32,393)
Deferred revenue	(21,378)	(248,358)
Other assets and liabilities	(1,275)	3,976
Net cash used in operating activities	(100,783)	(411,670)

Cash flows from investing activities
Purchases of property and equipment	(9,633)	(12,201)
Purchases of aircraft held for sale	(2,313)	(961)
Proceeds from sale of aircraft held for sale, net	37,856	24,981
Proceeds from sale of divested business, net	5,903	—
Capitalized software development costs	(7,825)	(12,924)
Other	105	194
Net cash provided (used in) by investing activities	24,093	(911)

Cash flows from financing activities
Purchase shares for treasury	(404)	—
Purchase of fractional shares	—	(3)
Repayments of long-term debt	(40,992)	(18,680)
Net cash used in financing activities	(41,396)	(18,683)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,175)	(540)

Net decrease in cash, cash equivalents and restricted cash	(119,261)	(431,804)
Cash, cash equivalents and restricted cash, beginning of period	292,825	620,153
Cash, cash equivalents and restricted cash, end of period	$173,564	$188,349

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense, (v) Acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA as a supplemental measure for assessing operating performance and for the following: to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions; and to provide useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of membership accounts that generated membership revenue in the applicable period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users.  We define Active Users as Active Members as of the reporting date plus unique non-member customers who completed a revenue generating flight at least once in the applicable period and excluding wholesale flight activity. While a unique customer can complete multiple revenue generating flights on our platform in a given period, that unique customer is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the markets in which we operate and our ability to generate revenue.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays. On-Time Performance (D-60) excludes all cancelled flights and wholesale flight activity.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed. Completion Rate excludes customer-initiated flight cancellations and wholesale flight activity.
Live Flight Legs.  We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate flight revenue.
Private Jet Gross Bookings & Total Gross Bookings. We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and cargo flight services (“Cargo Services”)). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings, Group Charter Flights and Cargo Services. We believe

Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
For each of Private Jet Gross Bookings and Total Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer, and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Private Jet Gross Bookings and Total Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Our calculation of Private Jet Gross Bookings and Total Gross Bookings may not be comparable to similarly titled measures reported by other companies.
In the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for each of the three months ended March 31, 2024 and June 30, 2024, as well as certain other earnings materials furnished in connection therewith, “Total Private Jet Flight Transaction Value” and “Total Flight Transaction Value” were presented as non-GAAP financial measures, and “Total Private Jet Flight Transaction Value per Live Flight Leg” was presented as a key operating metric. To improve the clarity of our reports filed with the SEC and to use comparable terminology to other registrants, beginning with this Quarterly Report, we relabeled “Total Private Jet Flight Transaction Value,” “Total Flight Transaction Value” and “Total Private Jet Flight Transaction Value per Live Flight Leg” as Private Jet Gross Bookings, Total Gross Bookings and Private Jet Gross Bookings per Live Flight Leg, respectively. In addition, we now present Private Jet Gross Bookings and Total Gross Bookings as key operating metrics given their usage. We will no longer present Private Jet Charter FTV or Other Charter FTV, which were included in such past filings.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following tables reconcile Adjusted EBITDA to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(57,731)	$(144,813)	$(252,097)	$(406,272)
Add back (deduct)
Interest expense	16,041	11,258	47,263	27,035
Interest income	(907)	(404)	(1,248)	(6,090)
Income tax expense	405	579	732	751
Other expense, net	149	(613)	499	(716)
Depreciation and amortization	12,484	15,459	43,472	45,027
Change in fair value of warrant liability	(107)	61	(9)	(685)
Gain (loss) on divestiture	—	2,991	(3,403)	2,991
Gain (loss) on disposal of assets, net	(70)	—	1,757	1,538
Equity-based compensation expense	7,885	3,508	33,364	21,650
Acquisition and integration expense(1)	—	—	—	2,108
Restructuring charges(2)	970	22,213	7,485	40,905
Atlanta Member Operations Center set-up expense(3)	—	10,765	3,481	26,895
Certificate consolidation expense(4)	1,143	3,279	5,955	10,799
Impairment of goodwill(5)	—	56,200	—	126,200
Other(6)	(244)	988	6,183	117
Adjusted EBITDA	$(19,982)	$(18,529)	$(106,566)	$(107,747)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of the acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and nine months ended September 30, 2024, primarily includes charges for contract termination fees and employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and nine months ended September 30, 2023, includes restructuring charges related to the restructuring plan that we announced on March 1, 2023 (the “Restructuring Plan”) and related strategic business initiatives implemented in the first quarter of 2023, as well as expenses incurred during the second quarter of 2023 to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs, and severance and recruiting expenses associated with executive transitions.
(3)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area (the “Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents a non-cash impairment charge related to goodwill recognized in the second and third quarters of 2023.
(6)Includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses incurred associated with ongoing litigation matters, and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
Refer to “Supplemental Expense Information” below, for further information.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(96,973)	$(160,593)	$(194,366)	$(261,459)
Add back (deduct)
Interest expense	16,667	7,658	31,222	15,777
Interest income	(285)	(1,865)	(341)	(5,686)
Income tax expense	441	(16)	327	172
Other expense, net	221	42	350	(103)
Depreciation and amortization	15,593	15,123	30,988	29,568
Change in fair value of warrant liability	70	(621)	98	(746)
Gain (loss) on disposal of assets, net	(136)	1,538	(1,576)	1,538
Equity-based compensation expense	14,268	6,604	25,479	18,142
Acquisition and integration expense(1)	—	74	—	2,108
Restructuring charges(2)	4,371	8,201	6,515	18,692
Atlanta Member Operations Center set-up expense(3)	458	9,170	3,481	16,130
Certificate consolidation expense(4)	3,674	4,873	4,812	7,520
Impairment of goodwill(5)	—	70,000	—	70,000
Other(6)	4,276	(491)	6,427	(871)
Adjusted EBITDA	$(37,355)	$(40,303)	$(86,584)	$(89,218)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and six months ended June 30, 2024, primarily includes charges for contract termination fees and employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and six months ended June 30, 2023, includes restructuring charges related to the restructuring plan that we announced on March 1, 2023 (the “Restructuring Plan”) and related strategic business initiatives implemented in the first quarter of 2023, as well as expenses incurred during the second quarter of 2023 to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs, and severance and recruiting expenses associated with executive transitions.
(3)Consists of expenses associated with establishing the member operations center in the Atlanta, Georgia area (the “Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents a non-cash impairment charge related to goodwill recognized in the second quarter of 2023.
(6)Includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses incurred associated with ongoing litigation matters, and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$193,903	$320,063	$587,289	$1,006,937
Less: Cost of revenue	(166,859)	(299,887)	(556,809)	(981,581)
Less: Depreciation and amortization	(12,484)	(15,459)	(43,472)	(45,027)
Gross profit (loss)	14,560	4,717	(12,992)	(19,671)
Gross margin	7.5%	1.5%	(2.2)%	(2.0)%
Add back:
Depreciation and amortization	12,484	15,459	43,472	45,027
Equity-based compensation expense in Cost of revenue	535	826	2,097	3,097
Restructuring charges in Cost of revenue(1)	172	320	3,875	1,075
Atlanta Member Operations Center set-up expense in Cost of revenue(2)	—	10,642	1,860	22,440
Certificate consolidation expense in Cost of revenue(3)	1,032	3,279	4,503	7,720
Other in Cost of revenue(4)	(25)	—	3,256	—
Adjusted Contribution	$28,758	$35,243	$46,071	$59,688
Adjusted Contribution Margin	14.8%	11.0%	7.8%	5.9%
__________________
(1)For the three and nine months ended September 30, 2024, primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and nine months ended September 30, 2023, includes restructuring charges related to the Restructuring Plan and related strategic business initiatives implemented during 2023.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(3)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(4)Consists of amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$196,285	$335,062	$393,386	$686,874
Less: Cost of revenue	(191,690)	(327,903)	(389,950)	(681,694)
Less: Depreciation and amortization	(15,593)	(15,123)	(30,988)	(29,568)
Gross profit (loss)	(10,998)	(7,964)	(27,552)	(24,388)
Gross margin	(5.6)%	(2.4)%	(7.0)%	(3.6)%
Add back:
Depreciation and amortization	15,593	15,123	30,988	29,568
Equity-based compensation expense in Cost of revenue	816	1,092	1,562	2,271
Restructuring charges in Cost of revenue(1)	3,703	—	3,703	755
Atlanta Member Operations Center set-up expense in Cost of revenue(2)	458	7,999	1,860	11,798
Certificate consolidation expense in Cost of revenue(3)	2,445	1,840	3,471	4,441
Other in Cost of revenue(4)	3,281	—	3,281	—
Adjusted Contribution	$15,298	$18,090	$17,313	$24,445
Adjusted Contribution Margin	7.8%	5.4%	4.4%	3.6%
__________________
(1)For the three and six months ended June 30, 2024, primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and six months ended June 30, 2023, includes restructuring charges related to the Restructuring Plan and related strategic business initiatives implemented in the first quarter of 2023.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(3)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(4)Consists of amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.

Supplemental Revenue Information

(In thousands)	Three Months Ended September 30,		Change in
	2024	2023	$	%
Membership	$13,231	$20,622	$(7,391)	(36)%
Flight	155,355	214,645	(59,290)	(28)%
Aircraft management	1,410	53,235	(51,825)	(97)%
Other	23,907	31,561	(7,654)	(24)%
Total	$193,903	$320,063	$(126,160)	(39)%

(In thousands)	Nine Months Ended September 30,		Change in
	2024	2023	$	%
Membership	$46,131	$63,780	$(17,649)	(28)%
Flight	469,968	681,691	(211,723)	(31)%
Aircraft management	7,560	165,431	(157,871)	(95)%
Other	63,630	96,035	(32,405)	(34)%
Total	$587,289	$1,006,937	$(419,648)	(42)%

Supplemental Expense Information

(In thousands)	Three Months Ended September 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$535	$245	$161	$6,944	$7,885
Restructuring charges	172	—	—	798	970
Certificate consolidation expense	1,032	—	—	111	1,143
Other	(25)	—	—	(219)	(244)

(In thousands)	Nine Months Ended September 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$2,097	$881	$428	$29,958	$33,364
Restructuring charges	3,875	—	1,648	1,962	7,485
Atlanta Member Operations Center set-up expense	1,860	—	—	1,621	3,481
Certificate consolidation expense	4,503	—	—	1,452	5,955
Other	3,256	—	—	2,927	6,183

(In thousands)	Three Months Ended September 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,092	$673	$641	$4,198	$6,604
Acquisition and integration expenses	—	—	—	74	74
Restructuring charges	—	—	—	8,202	8,201
Atlanta Member Operations Center set-up expense	7,999	201	—	970	9,170
Certificate consolidation expense	1,840	—	—	3,033	4,873
Other	—	—	—	(491)	(491)

(In thousands)	Nine Months Ended September 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,097	$1,777	$1,781	$14,995	$21,650
Acquisition and integration expenses	—	53	134	1,921	2,108
Restructuring charges	1,075	6,940	2,761	30,130	40,905
Atlanta Member Operations Center set-up expense	22,440	201	—	4,254	26,895
Certificate consolidation expense	7,720	—	—	3,079	10,799
Other	—	—	—	117	117